UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 13, 2025
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2025, the Federal Home Loan Bank of Atlanta (“Bank”) declared elected to the Bank’s board of directors (“Board”) the following individual in the Bank’s 2025 election of directors:

•Brian P. McLaughlin was elected to fill a public interest independent directorship.

As previously reported by the Bank in its Current Report on Form 8-K filed on September 24, 2025, William L. (Chip) Lusk, Jr., CEO, IDB Global Federal Credit Union, Washington, DC, has been deemed re-elected to fill the member directorship that the Federal Housing Finance Agency ("Finance Agency") designated for the District of Columbia and James M. (Jimmy) Stubbs, CEO and Director, River Bank & Trust, Prattville, AL, has been deemed re-elected to fill the member directorship that the Finance Agency designated for the state of Alabama; each without further action upon notice to the members in each of the District of Columbia and the state of Alabama sent on September 24, 2025, pursuant to applicable Finance Agency regulations.

Mr. McLaughlin, Mr. Lusk and Mr. Stubbs, together, are herein referred to as the “Directors-elect”. Each of the Directors-elect will begin serving a four-year term on January 1, 2026, and the 2026 Board committee assignments for these directors will be as follows:

Director	Committee Assignment
Brian P. McLaughlin	Credit and Member Services
Governance and Compensation
Housing and Community Investment (Chair)
Executive
William L. (Chip) Lusk, Jr.	Audit (Chair)
Finance
Enterprise Risk
Executive
James M. (Jimmy) Stubbs	Credit and Member Services (Chair)
Finance
Enterprise Risk (Vice Chair)
Executive

Pursuant to the Bank Act and Finance Agency regulations, the Bank’s member directors serve as officers or directors of a member of the Bank. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services, in each case with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see “Item 13 - Certain Relationships and Related Transactions, and Director Independence” of the Bank’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Bank expects that all directors serving on the Board in 2026 will receive compensation under the Bank’s 2026 Directors’ Compensation Policy. It is also expected they will be entitled to participate in the Bank’s Non-qualified Deferred Compensation Plan, under which each Bank director may defer all or a portion of the amount of his or her compensation. The form and amount of director compensation, including for the Directors-elect, is subject to approval by the Board and is subject to the Bank Act and Finance Agency regulations.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Bank conducted the director elections in accordance with the provisions of the Federal Home Loan Bank Act (“Bank Act”) and the rules and regulations of the Finance Agency. The Bank’s 2025 election of directors was conducted by direct ballot and not through the solicitation of proxies or at a stockholders meeting.

On December 13, 2025 the Board declared the final voting results for the 2025 director election as described in Item 5.02 of this Current Report.

Member Director Election

As discussed in Item 5.02 of this Current Report, since Mr. Lusk was the only nominee for the District of Columbia member directorship and Mr. Stubbs was the only nominee for the state of Alabama member directorship, a vote was not required in those elections and Mr. Lusk and Mr. Stubbs were deemed re-elected upon notice to the members in each the District of Columbia and the state of Alabama.

Independent Director Election

The Bank conducted an election for one at-large independent director, which is a public interest independent directorship. Under Finance Agency regulations, a candidate for an independent directorship must receive at least 20 percent of the number of votes eligible to be cast in the election to be elected when the number of nominees is equal to the number of independent directorships to be filled in an election. The results of the vote for the independent director is as follows:

Total Number of Members Eligible to Vote		788
Total Number of Eligible Votes to be Cast		12,642,254
Finance Agency 20% Threshold Requirement		2,528,451
Total Number of Members Voting		162
Total Number of Eligible Votes Cast		3,091,208
Name	Affiliation	Number of Eligible Votes Received
Brian P. McLaughlin (elected)	Managing Partner, PlanitWorks	3,039,386

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 16, 2025
By:/s/ Andrew S. Locker
Andrew S. Locker
General Counsel, Corporate Secretary and Director of Compliance